EXHIBIT 99.1


-------------------------------------------------------------------------------


                                  NEWS RELEASE

        DATE:      May 15, 2006          1:00 p.m. E.S.T.
        CONTACT:   James L. Saner, Sr., President and CEO
                   MainSource Financial Group, Inc.  812-663-0157

-------------------------------------------------------------------------------


                        Second Quarter Dividend Declared
                    MainSource Financial Group - NASDAQ, MSFG


Greensburg, Indiana (NASDAQ: MSFG) - MainSource Financial Group's Board of Directors announced today that the Company declared a second quarter common dividend of $.14 per share at its May 12, 2006 meeting. The dividend is payable on June 12, 2006 to common shareholders of record as of May 22, 2006. The dividend represents an 8% increase over the dividend paid to shareholders in the second quarter last year. This is MainSource Financial Group's sixty-third consecutive quarterly cash dividend.

MainSource Bank, Greensburg, Indiana, is a wholly-owned subsidiary of MainSource Financial Group, Inc., a community-focused, financial holding company headquartered in Greensburg, Indiana. MainSource Financial Group is listed on the NASDAQ National Market (under the symbol: "MSFG"), has assets of approximately $1.9 billion and operates 60 offices in 27 Indiana counties and six offices in three Illinois counties through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana, MainSource Bank of Illinois, Kankakee, Illinois, and MainSource Bank - Crawfordsville, Crawfordsville, Indiana. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, the Company and its banking subsidiaries provide various related financial services.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

                                    * * * * *

 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240